For Immediate Release

Contact: Tate Fite Chief Financial Officer 860.298.0444 tate.fite@moscowcablecom.com	Or: Barbara Cano Breakstone Group International 646.452.2334 bcano@breakstone-group.com

Moscow CableCom Corp. Announces Subscriber Growth Numbers for

 December 2006 and Fourth Quarter Operating Progress

Strongest Quarterly Revenue Growth in Company History

New York, NY – January 17, 2007 – Moscow CableCom Corp. (NASDAQ: MOCC) today announced the growth of its homes passed network and of the number of active subscribers for its broadband services in Moscow, as of December 31, 2006:

ACTIVE SUBSCRIBERS

	December 31, 2006	November 30, 2006	Change (1 month)	Percent Change	December 31, 2005	YTD Change (12 months)	Percent Change
Homes passed	782,249	756,586	25,663	3.4%	325,954	456,295	140.1%

Terrestrial Broadcasting subscribers % Saturation	173,558 22.2%	161,725 21.4%	11,833	7.3%	85,994 26.4%	87,564	101.8%
Pay TV subscribers % Saturation	65,310 8.3%	58,428 7.7%	6,882	11.8%	15,618 4.8%	49,692	318.2%
Internet subscribers % Saturation	98,106 12.5%	90,231 11.9%	7,875	8.7%	34,600 10.6%	63,506	183.5%

As a result of the increased market saturation of the Company’s growing “last mile” access network, Moscow CableCom expects fourth quarter revenues from subscriber services, excluding installation and equipment revenues, to total $8,308,000. This represents a 49.7% increase over the subscriber revenues reported for the third quarter, and a 189.0% increase over the revenues reported for the comparable fourth quarter period in 2005.

The Company expects to report that its service revenues for the year ended December 31, 2006 totaled $22,508,000, which is a137.6% increase from the $9,473,000 of service revenues reported for the year ended December 31, 2005.

Mikhail Smirnov, Chief Executive Officer, stated, “Our progress in the fourth quarter, in terms of new subscribers and the expansion of our homes passed network, continued to be very strong and has positioned us well to continue this growth in 2007.  The take-up rates for our premium cable services showed strong improvement in the fourth quarter, which represents the strongest growth in quarterly revenue in our Company’s history.  We continue to experience strong penetration levels and continued growth in the number of subscribers in the areas where we have had a market presence for longer periods. In 2007, we expect further increases in the market penetration for our services within our existing network, and additional subscriber growth from newly passed zones.”

About Moscow CableCom

Moscow CableCom Corp (NASDAQ NM: MOCC) is the US-based parent of a Moscow, Russia-based company that provides access to pay-TV and Internet services under the brand name “AKADO”. AKADO is in the process of expanding its hybrid fiber-coaxial network in Moscow to provide residential and business customers with comprehensive broadband services in digital cable TV and radio, and high-speed data transmission and Internet access. The Company has licenses to provide its services to 1.5 million homes and businesses in Moscow, through its proprietary agreements for use of the Moscow Fiber Optic Network (MFON), the largest high-speed transportation network in Moscow.  For more information on Moscow CableCom Corp. and AKADO, visit: www.moscowcablecom.com and www.akado.ru

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may contain words such as “expects,” “anticipates,” “plans,” believes,” “projects” and words of similar meaning. These statements relate to our future business and financial performance, including AKADO's development, including its ability to attract new subscribers, to continue to expand its network, to achieve positive cash flow and our ability to raise funds for AKADO's development. These statements are based on management's best assessment of Moscow CableCom's and AKADO's strategic and financial position and of future market conditions and trends and involve substantial risks and uncertainties. The actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements, including lack of operating history of AKADO, liquidity difficulties, developments in the marketplace for cable services in Moscow, Russia, technological changes, operating in the Russian Federation, including general economic, political, social and tax conditions and legislative and regulatory matters affecting the cable industry, and changes in generally accepted accounting principles are described in the our Annual Report on Form 10-K/A for the year ended December 31, 2005 and other public filings made by us with the Securities and Exchange Commission, which descriptions are incorporated herein by reference. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

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